UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2014

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

36 Fairway Place, Half Moon Bay, CA	94019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 650-421-3089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS F CERTAIN OFFICERS.

On January 3, 2014, Cameron Gray resigned from his positions as Chief Executive Officer, Chie Financial Officer, Treasurer, Secretary and director of Endeavor IP, Inc. (the “Company”). Upon Mr. Gray’s resignation, Ravinder Dhat was appointed as the Company’s Chief Executive Officer and Chairman of the Board, effective January 3, 2014.

Mr. Dhat, 37, was Vice President of Business Development at Tessera Intellectual Property Corporation where he co-led the business development team responsible for developing and executing on Tessera’s IP growth strategy from 2011 to 2013. Prior to joining Tessera, Mr. Dhat spent 11 years at Rambus Inc. in various technical and marketing management roles across multiple business units. Mr. Dhat has 15 years of experience in intellectual property related business development, strategic marketing management, new product planning, technical sales, and system engineering for consumer and semiconductor IP and was chosen as a director of the Company based on the foregoing experience. Mr. Dhat holds a BSEE degree from the University of Victoria and an MBA from the Wharton School of Business.

On January 3, 2014, the Company entered into an employment agreement with Mr. Dhat pursuant to which Mr. Dhat shall serve as the Chief Executive Officer and Chairman of the Company for a period of one year, subject to renewal (the “Dhat Employment Agreement”).  In consideration for his employment, the Company will pay Mr. Dhat a signing bonus of $12,500, a base salary of $125,000 per annum and Mr. Dhat shall be entitled to receive an annual bonus in an amount equal to up to 100% of his base salary if the Company meets or exceeds certain criteria adopted by the Company’s compensation committee, or in the absence thereof, the Company’s Board of Directors. In addition, Mr. Dhat will receive a restricted stock grant equal to 2.5% of the outstanding common stock of the Company, calculated as of the effective date of the Dhat Employment Agreement (the “Effective Date”), which shall vest 12.5% every six months, beginning on the six month anniversary of the date of issuance and a stock option grant to purchase up to 5% of the outstanding common stock of the Company, calculated as of the Effective Date, which shall vest 12.5% every six months, beginning on the six month anniversary of the date of issuance. In the event Mr. Dhat’ employment is terminated, other than for “Cause” (as defined in the Dhat Employment Agreement) or by Mr. Dhat without “Good Reason” (as defined in the Dhat Employment Agreement), Mr. Dhat will be entitled to receive severance benefits equal to three months of his base salary, continued coverage under the Company’s benefit plans for a period of twelve months and payment of his pro-rated earned annual bonus.

Mr. Dhat has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understanding between Mr. Dhat and any other person pursuant to which he was appointed as an officer or director of the Company.

On January 3, 2014, the Company entered into an indemnification agreement with Mr. Dhat that provides, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided, however, that Mr. Dhat shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the Indemnification Agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

The foregoing is a summary description of the terms and conditions of the Dhat Employment Agreement and the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by reference to the Dhat Employment Agreement and the Indemnification Agreement, the form of which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement between Ravinder Dhat and Endeavor IP, Inc. dated January 3, 2014
10.2	Indemnification Agreement between Ravinder Dhat and Endeavor IP, Inc. dated January 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR IP, INC.

Date: January 6, 2014	By:	/s/ Ravinder Dhat
Ravinder Dhat
Chief Executive Officer